SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 8-K\A

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported): December 31, 1996


                         Efficiency Lodge, Inc.
       -----------------------------------------------------
       (Exact name of Registrant as Specified in its Charter)



       Georgia                         0-2290      58-0898219
--------------------------------------------------------------
(State or other Jurisdiction of   (Commission  (IRS Employer
Incorporation or Organization)    File Number) Identification No.)

                       Efficiency Lodge, Inc.
                        928 Bankhead Highway
                         Mableton, Georgia                     30059
               -------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


    Registrant's telephone number, including area code: (770) 948-2447


                    Southern Acceptance Corporation
                        277 Pat Mell Road, Suite A
                         Marietta, Georgia  30060
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

     All references herein to the "Proxy Statement" refer to the Proxy Statement dated October 8, 1996 of Southern Acceptance Corporation, a Georgia corporation, ("SAC"), as filed with the Commission on October 8, 1996, and incorporated herein by reference to Exhibit 99. With respect to each document referred to herein and filed with the Securities and Exchange Commission as an exhibit to this report, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.

      (a)  Financial Statements of the Business Acquired

           Financial statements of Efficiency Lodge, Inc., including the balance sheet as of December 31, 1995, and the statement of earnings, stockholders' deficit and cash flows for the years ended December 31, 1994 and 1995, including the report of independent auditors.

           Unaudited financial statements of Efficiency Lodge, Inc., including the balance sheet as of September 30, 1996, and the statement of earnings, stockholders' deficit and cash flows for the nine months ended September 30, 1995 and 1996

     (b)  Pro Forma Financial Information

          Unaudited pro forma condensed combined balance sheet as of September 30, 1996 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 and the notes related thereto.

            Report of Independent Certified Public Accountants




Board of Directors and Stockholders
Efficiency Lodge, Inc.

    We have audited the accompanying balance sheet of Efficiency Lodge, Inc. (a Georgia S Corporation) as of December 31, 1995, and the related statements of earnings, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Efficiency Lodge, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Grant Thornton LLP
Grant Thornton LLP


Atlanta, Georgia
February 9, 1996
MOORE & CUBBEDGE, LLP

                    INDEPENDENT AUDITOR'S REPORT

To the Shareholders of
Efficiency Lodge, Inc.
Mableton, Georgia


     We have audited the accompanying statements of earnings, stockholders' deficit and cash flows of Efficiency Lodge, Inc. (an S Corporation) for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of earnings, stockholders' deficit and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of earnings, stockholders' deficit and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of earnings, stockholders' deficit and cash flows. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the statements of earnings, stockholders' deficit and cash flows present fairly, in all material respects, the results of operations, changes in stockholders' deficit and cash flows of Efficiency Lodge, Inc. for the year ended December 31, 1994, in conformity with generally accepted accounting principles.


                             Moore & Cubbedge, LLP

August 29, 1995
Marietta, Georgia

                          Efficiency Lodge, Inc.

                              BALANCE SHEETS

                                            ASSETS

                                                                            December 31,        September 30,
                                                                               1995                  1996
                                                                            -------------       -------------
                                                                                                  (Unaudited)

Property and equipment - net (Note B)                                        $  9,058,165      $   8,802,548
Cash                                                                               84,064            279,546
Inventory                                                                          23,611             28,663
Due from stockholder (Note F)                                                     129,714            220,395
Note receivable - stockholder (Note C)                                            470,000            470,000
Interest receivable - stockholder (Note C)                                         58,639             83,314
Loan fees, net of accumulated amortization (Note D)                               248,053            235,663
Due from affiliates                                                                     -            239,982
Other assets                                                                       82,949            101,724
                                                                               ----------         ----------
                                                                             $ 10,155,195       $ 10,461,835
                                                                               ==========         ==========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
  Mortgage notes payable (Note E)                                             $10,342,399       $ 10,087,317
  Accounts payable and accrued expenses                                            26,329            266,933
  Customer deposits                                                                10,462             17,620
  Due to stockholder (Note F)                                                     130,010            100,010
                                                                               ----------         ----------
         Total  liabilities                                                    10,509,200         10,471,880
STOCKHOLDERS' DEFICIT
  Common stock - $1 par value, 100,000
    shares authorized; 900 shares issued
    and outstanding                                                                   900                900
  Accumulated deficit                                                            (354,905)           (10,945)
                                                                               ----------         ----------
                                                                                 (354,005)           (10,045)
                                                                               ----------         ----------
                                                                             $ 10,155,195       $ 10,461,835
                                                                               ==========         ==========

The accompanying notes are an integral part of these statements.

                          Efficiency Lodge, Inc.

                         STATEMENTS OF EARNINGS

                                                                             Nine months ended
                                         Year ended December 31,                September 30,
                                         -----------------------             -----------------
                                          1994           1995              1995           1996
                                          ----           ----              ----           ----
                                                                               (Unaudited)

Revenue                               $ 2,641,091     $3,292,952        $2,268,433     $3,082,297

Operating expenses                      1,554,811      2,058,869         1,330,102      1,761,794
                                        ---------      ---------         ---------      ---------

     Operating profit                   1,086,280      1,234,083           938,331      1,320,503

Other expense (income)
  Interest income (Note B)                   (465)          (627)             (743)          (534)
  Interest income from stockholder        (25,450)       (32,681)          (24,675)       (24,675)
  Interest expense                        781,351      1,039,805           769,021        818,058
  Other income                             (1,474)        (9,473)           (4,550)       (26,306)
                                        ---------      ---------         ---------      ---------
                                          753,962        997,024           739,053        766,543
                                        ---------      ---------         ---------      ---------

     Net earnings                     $   332,318     $  237,059        $  199,278     $  553,960
                                       ==========      =========         =========      =========

Net earnings per share                $    369.24     $   263.40        $   221.42     $   615.51
                                       ==========      =========         =========      =========

Weighted average shares outstanding           900            900               900            900
                                       ==========      =========         =========      =========

Historical net earnings               $   332,318      $ 237,059     $     199,278     $   553,960

Pro forma income tax expense              128,000         87,000            73,000         211,000
                                        ---------      ---------         ---------      ---------
Pro forma net earnings                $   204,318      $ 150,059     $     126,278     $   342,960
                                       ==========      =========         =========      =========

Pro forma net earnings per share      $    227.02     $  166.73     $      140.31     $     381.07
                                       ==========      =========         =========      =========


The accompanying notes are an integral part of these statements.

                          Efficiency Lodge, Inc.

                  STATEMENT OF STOCKHOLDERS' DEFICIT


                                                                Common         Accumulated
                                                                 stock           deficit              Total
                                                                ------         -----------         --------
Balance at January 1, 1994                                      $  900        $  (714,282)       $ (713,382)

Net earnings for the year                                            -            332,318           332,318

Distributions to shareholders                                        -           (200,000)         (200,000)
                                                                 ------         ---------         ---------
Balance at December 31, 1994                                       900           (581,964)         (581,064)

Net earnings for the year                                            -            237,059           237,059

Distributions to stockholders                                        -            (10,000)          (10,000)
                                                                 -----           --------          ---------
Balance at December 31, 1995                                       900           (354,905)         (354,005)

Net earnings for the nine months (unaudited)                         -            553,960           553,960

Distributions to stockholders (unaudited)                            -           (210,000)         (210,000)
                                                                 -----           --------          --------
Balance at September 30, 1996 (unaudited)                       $  900        $   (10,945)       $  (10,045)
                                                                 =====         ==========          ========



The accompanying notes are an integral part of this statement.

                          Efficiency Lodge, Inc.

                         STATEMENTS OF CASH FLOWS

                                                                                          Nine months ended
                                                    Year ended December 31,                 September 30,
                                                    -----------------------               -----------------
                                                       1994          1995               1995             1996
                                                       ----          ----               ----             ----
                                                                                            (Unaudited)
Increase (Decrease) in Cash

Cash flows from operating activities
  Net earnings                                    $   332,318   $   237,059       $   199,278      $    553,960
  Adjustments to reconcile net earnings
    to net cash provided by operating
    activities
      Depreciation and amortization                   288,868       354,707           227,555           284,540
      Change in assets and liabilities
         Increase in interest receivable              (25,450)      (13,839)          (11,550)          (24,675)
         (Increase) decrease in inventories             3,306       (18,917)          (10,543)           (5,052)
         (Increase)decrease in other assets           (19,539)      (40,542)           30,717           (25,257)
         Increase (decrease) in accounts
           payable and accrued expenses                36,449       (11,012)          214,423           240,605
         Increase (decrease) in customer
           deposits                                         -          (937)             (937)            7,158
                                                 ------------   -----------       -----------      ------------
           Net cash provided by
             operating activities                     615,952       506,519           648,943         1,031,279

Cash flows from investing activities
  Purchases of property and equipment                 (2,375)    (2,406,550)       (2,404,539)          (16,534)
  Increase in due from stockholder                   (55,935)       (73,779)          (50,813)          (90,681)
  Increase in due from affiliates                         -               -            (6,482)         (233,500)
                                                 ------------   -----------       -----------      ------------
           Net cash used by investing
             activities                              (58,310)    (2,480,329)       (2,461,834)         (340,715)

Cash flows from financing activities
  Proceeds from notes payable                              -      2,382,903         2,382,903                 -
  Payments made on notes payable                    (377,857)      (321,962)         (204,010)         (255,082)
  Decrease in due to stockholder                           -              -                 -           (30,000)
  Distributions made to shareholders                (200,000)       (10,000)                -          (210,000)
  Payments made on due to former
    stockholder                                      (21,000)             -                 -                 -
                                                 ------------   -----------       -----------      ------------
           Net cash provided (used) by
             financing activities                   (598,857)     2,050,941         2,178,893          (495,082)
                                                 ------------   -----------       -----------      ------------

                          Efficiency Lodge, Inc.


                                                                                      Nine months ended
                                                Year ended December 31,                 September 30,
                                                ----------------------                -------------------
                                                  1994           1995                 1995           1996
                                                  ----           ----                 ----           ----
                                                                                          (Unaudited)
Net increase (decrease) in cash                (41,215)         77,131               366,002        195,482

Cash at beginning of period                     48,148           6,933                 6,933         84,064
                                            ----------         -------              --------       --------
Cash at end of period                      $     6,933       $  84,064             $ 372,935      $ 279,546
                                            ==========         =======              ========       ========
Cash paid during the period for
  interest                                 $    78,351       $1,039,805            $ 688,134      $ 732,116
                                            ==========        =========             ========       ========



The accompanying notes are an integral part of these statements.

                          Efficiency Lodge, Inc.

                      NOTES TO FINANCIAL STATEMENTS




NOTE A - SUMMARY OF ACCOUNTING POLICIES

 A summary of the accounting policies consistently applied in the accompanying financial statements follows.

 1.  Nature of Operations
     --------------------

 The Company owns and operates lodging facilities in Georgia which offer both temporary (minimum seven days) and long-term accommodations which include fully-equipped cooking facilities and on-premises laundry facilities. Customers include people on short-term work or training assignments, recreational travelers, and people in the midst of relocation.

 2.  Inventory
     ---------

 Inventory consists of personal care items and snack foods for resale and is stated at the lower of cost or market using the first-in, first-out method.

 3.  Property and Equipment
     ----------------------

 Property and equipment are recorded at cost including capitalized interest cost incurred during the period of construction. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method for buildings and accelerated methods for furniture and equipment.

 4.  Loan Fees
     ---------

 Loan fees and other associated closing costs are recorded at cost. Amortization is calculated using the straight-line method over the term of the related loan.

 5.  Income Taxes
     ------------

 The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue code. Under those provisions, the Company does not pay federal and state income taxes. Instead, the stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal and state taxes has been included in these financial statements. The net income tax basis of the Company's assets and liabilities is approximately $425,000 less than the amounts reported in the Company's financial statements. If the Company were to convert to a Subchapter C corporation, in which income taxes are payable by the Company rather than it's stockholders, the Company would record a deferred tax liability for the income tax effect of the $425,000 difference noted above.

                          Efficiency Lodge, Inc.

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

 6.  Use of Estimates
     ----------------

 In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 7.  Recently Issued Accounting Standard
     -----------------------------------

 Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of, was issued in March 1995. This standard was adopted as of January 1, 1996 and did not have a material impact on financial position or results of operations.

 8.  Interim Financial Statements
     ----------------------------

 The unaudited interim financial statements reflected herein, include all adjustments which, in the opinion of management are necessary in order to make the interim financial statements not misleading.


NOTE B - PROPERTY AND EQUIPMENT

 Property and equipment consists of the following as of December 31, 1995:

                                           Depreciable
                                              lives
                                           -----------
    Buildings                               31-39 years            $ 8,680,967
    Furniture and equipment                   5-7 years              1,138,259
                                                                     ---------
                                                                     9,819,226
         Less accumulated depreciation                               2,078,010
                                                                     ---------
                                                                     7,741,216
    Land                                                             1,316,949
                                                                     ---------
                                                                   $ 9,058,165
                                                                     =========

                          Efficiency Lodge, Inc.

NOTE C - NOTE RECEIVABLE - STOCKHOLDER

 The $470,000 note receivable from stockholder bears interest at 7%, matures on February 14, 1998 and is uncollateralized. Accrued interest on this note totalled $58,639 as of December 31, 1995. Interest income on this note totalled $25,450 and $32,681, for the years ended December 31, 1994 and 1995, respectively.


NOTE D - LOAN FEES

  Loan fees were as follows as of December 31, 1995:

      Loan fees                                      $   405,522
      Less: accumulated amortization                     157,469
                                                      ----------
      Net loan fees                                  $   248,053
                                                      ==========

NOTE E - MORTGAGE NOTES PAYABLE

 Mortgage notes payable consists of the following notes payable collateralized by all of the Company's real property as of December 31, 1995.

      Variable rate notes - 10.5% to 11% and payments of
          principal and interest totalling $104,000 per month
          at December 31, 1995, maturing on various dates
          through 2019                                              $  9,245,630

      Fixed rate notes - 10%, payments of principal and interest totalling $11,000 per month, maturing on various dates
         through 2025                                                  1,096,769
                                                                      ----------
                                                                    $ 10,342,399
                                                                      ==========

                          Efficiency Lodge, Inc.

NOTE E - MORTGAGE NOTES PAYABLE - Continued

  Future maturities of long-term debt as of December 31, 1995 are as follows:

         1996                   $    604,138
         1997                      1,676,337
         1998                        300,568
         1999                        327,835
         2000                        357,552
         Thereafter                7,075,969
                                  ----------
                                $ 10,342,399
                                  ==========

NOTE F - RELATED PARTY TRANSACTIONS

 Management fees of $71,582 and $117,500 were paid in 1994 and 1995, respectively, to a stockholder who owns fifty percent of the outstanding stock of the Company.

 As of December 31, 1995, $130,010 was due to a stockholder who owns fifty percent of the outstanding stock of the Company. This payable is non-interest bearing and has no specified repayment terms.

 As of December 31, 1995, $129,714 was due from a stockholder who owns fifty percent of the outstanding stock of the Company. This unsecured receivable is non-interest bearing and has no specified repayment terms.

 During 1994 and 1995, the Company purchased maintenance supplies totalling $62,900 and $89,400, respectively, from a stockholder who owns fifty percent of the outstanding stock of the Company.


NOTE G - FINANCIAL INSTRUMENTS

 The table below includes estimated fair value information as of December 31, 1995 for the Company's financial instruments. Such information, which pertains to the Company's financial instruments, does not purport to represent the aggregate net fair value of the Company. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

 CASH: The carrying amount represents fair value because these amounts are on deposit at local banks and are available upon demand.

                          Efficiency Lodge, Inc.

NOTE G - FINANCIAL INSTRUMENTS - Continued

 NOTES RECEIVABLE AND DUE FROM RELATED PARTIES: The interest rates that would currently be offered by the Company for similar instruments are used to value these receivables.

 LONG-TERM DEBT: The current rates offered to the Company for debt of the same remaining maturities are used to estimated the fair value of the Company's long-term debt.

 The carrying values and estimated fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                                        Carrying               Estimated
                                                         Amount                Fair Value
                                                        --------               ----------
           Cash                                      $      84,064          $      84,064
           Due from related parties                  $     129,714          $     118,000
           Note receivable - stockholder             $     470,000          $     455,000
           Long-term debt                            $ (10,342,399)         $(10,342,399)

NOTE H - BARTOW LODGE ACQUISITION

 On June 16, 1995, the Company acquired a lodge facility located in Bartow County, Georgia for $2,382,903. The purchase was accomplished by the assumption of loans totalling $1,382,903 and the issuance of a $1,000,000 note payable. The acquisition has been accounted for as a purchase and there was no goodwill associated with the transaction. Results of operations of the facility have been included in the statement of earnings from the date of acquisition. Unaudited pro forma financial information as if the acquisition had occurred at the beginning of fiscal year 1995 is as follows:

      Revenue                         $3,523,214
      Net earnings                    $  115,949
      Earnings per share              $   128.83

 These pro forma amounts are not necessarily indicative of what the actual results of operations might have been if the acquisition had occurred at the beginning of fiscal year 1995.

           UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                        September  30, 1996

                                                                          ASSETS


                                          Southern                                                  Pro
                                          Acceptance        Efficiency         Pro Forma            Forma
                                         Corporation          Lodge           Adjustments          Combined
                                         -----------        ----------        -----------          --------

Property and equipment, net            $      38,267     $    8,802,548      $  100,000 (1)      $ 8,940,815
Cash                                         163,424            279,546         (14,768)(1)          428,202
Other assets                                     479          1,379,741                            1,380,220
                                         -----------       ------------        --------           ----------
    Total assets                       $     202,170     $   10,461,835      $   85,232          $10,749,237
                                         ===========       ============        ========           ==========


                                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)



Mortgage notes payable                 $      39,877     $   10,087,317       $      -          $ 10,127,194
Other liabilities                              6,945            384,563         200,000 (1,2)        591,508
                                         -----------       ------------        --------           ----------
    Total liabilities                         46,822         10,471,880         200,000           10,718,702

Stockholders' deficit
  Common stock                               521,347                900        (419,559)(1)          102,688
  Additional paid-in capital               2,615,506                  -      (2,615,506)(1,2)             -
  Accumulated deficit                     (2,981,505)           (10,945)      2,920,297 (1,2)        (72,153)
                                         -----------       ------------        --------           ----------

    Total stockholders' deficit              155,348            (10,045)       (114,768)              30,535
                                         -----------       ------------        --------           ----------
    Total liabilities and
      stockholders' deficit            $     202,170     $   10,461,835      $   85,232         $ 10,749,237
                                        ============       ============        ========          ===========



The accompanying notes are an integral part of this statement.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                            Year ended December 31, 1995

                                      Southern
                                      Acceptance    Efficiency                     Pro Forma       Pro Forma
                                     Corporation      Lodge            Bartow      Adjustments      Combined
                                     -----------    ----------       ---------     -----------     ----------
Revenues                            $         -   $  3,292,952    $    230,262   $     -          $ 3,523,214
Operating expenses                            -      2,058,869         184,922      42,450 (3)      2,286,241
                                     -----------    ----------       ---------     -------         ----------

    Operating income                          -      1,234,083          45,340     (42,450)         1,236,973

Other (income) expense, net             156,302        997,024          66,786      57,214 (4)      1,277,326
                                     -----------    ----------       ---------     -------         ----------
    Earnings (loss) before
      income taxes                     (156,302)       237,059         (21,446)    (99,664)           (40,353)

Provision for income taxes                    -              -               -           -                  -
                                     ----------     ----------       ---------     --------        ----------
    Net earnings (loss)            $   (156,302)  $    237,059    $    (21,446)  $ (99,664)       $   (40,353)
                                     ==========     ==========       =========     =======         ==========
    Net loss per common
      share                                                                                       $     (0.04)
                                                                                                   ==========
Weighted average number of
  common shares outstanding                                                                         1,026,880
                                                                                                   ==========




The accompanying notes are an integral part of this statement.

             UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                           Nine months ended September 30, 1996

                                         Southern
                                        Acceptance      Efficiency       Pro Forma      Pro Forma
                                        Corporation        Lodge        Adjustments     Combined
                                        -----------     ----------      -----------    ----------
Revenues                                $       -      $ 3,082,297     $        -      $3,082,297
Operating expenses                              -        1,761,794                      1,761,794
                                        ---------       ----------      ----------      ---------
    Operating income                            -        1,320,503              -       1,320,503

Other (income) expense, net                89,188          766,543              -         855,731
                                        ---------       ----------      ----------      ---------
    Earnings (loss) before
      income taxes                        (89,188)         553,960              -         464,772

Provision for income taxes                      -                -        153,000 (5)     153,000
                                        ---------       ----------      ----------      ---------
    Net earnings (loss)                $  (89,188)     $   553,960     $ (153,000)     $  311,772
                                        =========       ==========      =========       =========
    Net income per
      common share                                                                     $     0.30
                                                                                        =========
Weighted average number of
  common shares outstanding                                                             1,026,880
                                                                                        =========



The accompanying notes are an integral part of this statement.

   NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



1.  Assumptions
    -----------

On December 31, 1996, Efficiency Lodge, Inc. ( ELI ) merged with and into Southern Acceptance Corporation (the Company ), which is the Surviving Corporation. For accounting purposes, the transaction has been treated as a recapitalization of ELI with ELI as the acquirer (reverse acquisition).

The unaudited pro forma condensed balance sheet as of September 30, 1996 gives effect to the Merger as if the Merger had occurred on September 30, 1996. The unaudited pro forma condensed statements of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 give effect to the merger as if the merger had been consummated as of January 1, 1995. The unaudited pro forma condensed statement of operations for the year ended December 31, 1995 also includes the results of operations for Bartow Lodge for the period January 1, 1995 through June 15, 1995 (the date of acquisition by ELI).

Unaudited pro forma balance sheets and statements of operations are presented for informational purposes only and do not purport to be indicative of the financial condition that actually would have resulted if the merger had been consummated at September 30, 1996 or the results of operations that actually would have resulted if the merger had been consummated on January 1, 1995 nor which may result from future operations.

2. Stockholders' Equity
   --------------------

The pro forma adjustments to common stock and additional paid-in-capital as of September 30, 1996, reflect the one hundred for one conversion of the Company's outstanding stock, redemption of fractional shares for $14,768 and the issuance of 975,536 shares of common stock for all of the outstanding common stock of ELI.

3. Reclassifications
   -----------------

Certain reclassifications have been made to historical amounts of the Company to conform the financial presentation of the three companies.

4. Weighted Average Shares Outstanding
   -----------------------------------

The weighted average number of outstanding shares of common stock on a pro forma basis gives effect to the merger transactions described in Note 2.

  NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
         FINANCIAL STATEMENTS - CONTINUED


5.   Pro Forma Adjustments
     ---------------------

The following adjustments have been made to the historical financial statements.

                                                               September 30,
                                                                   1996
                                                               -------------
(1)   Elimination of Southern Acceptance's
      equity as a result of the merger
         Common stock                                         $     (521,347)
         Additional paid-in capital                               (2,615,506)
         Accumulated deficit                                       2,981,505

      Elimination of ELI common stock
         Common stock                                                  (900)

      Issuance of 1,026,880 shares in
         surviving corporation and redemption
         of fractional shares
           Cash                                                     (14,768)
           Common stock                                             102,688
           Additional paid-in capital                                38,792

      Because the acquisition is accounted for as a reverse acquisition, the purchase price is deemed to be the fair value of the net tangible assets of the Company. This is approximately $217,500 and was allocated to the net assets as follows:
             Property and equipment, $138,267; cash, $163,424;
               other assets, $479; mortgage notes payable, $39,877, other liabilities, $44,945

           Fair value of net Company assets and liabilities over
             historical basis and deferred tax effect
               Property and equipment                               100,000
               Other liabilities (deferred income taxes)             38,000
              Additional paid-in capital                             62,000


      Summary of above adjustments
         Cash                                                       (14,768)
         Property and equipment                                     100,000
         Other liabilities                                           38,000
         Common stock                                              (419,559)
         Additional paid-in capital                              (2,514,714)
         Accumulated deficit                                      2,981,505

                     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS - CONTINUED



5.  Pro Forma Adjustments - Continued
    ---------------------------------

                                                                                               Nine months
                                                                         Year ended               ended
                                                                         December 31,          September 30,
                                                                            1995                    1996
                                                                         ------------          -------------
(2)   Change in ELI's tax status from a non-taxable
         to a taxable entity
           Deferred tax liability                                                               $   162,000
           Additional paid-in capital                                                              (100,792)
           Accumulated deficit                                                                      (61,208)

(3)   Additional depreciation expense for
         Bartow Lodge based on ELI's cost
           Operating expenses                                            $    42,450


(4)   Additional interest expense for Bartow
           Lodge based on ELI's financing cost
           Other expenses                                                     57,214

(5)   Income tax expense based on the combined
           entity being a taxable entity
              Income tax expense                                                                   153,000
/TABLE

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                              EFFICIENCY LODGE, INC.


                              By: /s/ W. Ray Barnes
                                 W. Ray Barnes
                                 President Secretary-Treasurer


                              February 14, 1997
                              Date